UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 25, 2016
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Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)
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Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 25, 2016, Boyd Gaming Corporation (“Boyd”) announced it has entered into a definitive agreement to acquire The Cannery Hotel and Casino, LLC (“Cannery”), the owner and operator of Cannery Casino Hotel, located in North Las Vegas, and Nevada Palace, LLC (“Eastside”), the owner and operator of Eastside Cannery Casino and Hotel, located in the eastern part of the Las Vegas Valley, comprising the Las Vegas assets of Cannery Casino Resorts, LLC (“Seller”). Together with Boyd’s recently announced acquisition of Aliante Casino Hotel and Spa in North Las Vegas, the transactions will expand Boyd’s southern Nevada portfolio to 12 properties.

Boyd will acquire Cannery and Eastside pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”), entered into on April 25, 2016, by and among, Boyd, Seller, Cannery and Eastside. The Purchase Agreement provides that, pursuant to the terms and subject to the conditions set forth therein, Boyd will acquire from Seller all of the issued and outstanding membership interests of Cannery and Eastside (the “Acquisitions”), such that following the Acquisitions, Cannery and Eastside will be wholly-owned subsidiaries of Boyd.

Upon the terms and subject to the conditions of the Purchase Agreement, which was unanimously approved by the board of directors of Boyd and unanimously approved by the board of managers of Seller, Boyd will acquire Cannery and Eastside for total cash consideration of $230 million, subject to adjustment based on the working capital, including cash and less indebtedness of the acquired assets and less any transaction expenses. Boyd will fund the transaction with cash on hand.

The completion of the Acquisitions is subject to customary conditions and the receipt of all required regulatory approvals, including, among others, approval by the Nevada Gaming Commission and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Subject to the satisfaction or waiver of conditions in the Purchase Agreement, Boyd currently expects the transaction to close during the third quarter of 2016.

The Purchase Agreement contains customary representations, warranties, covenants and termination rights. In addition, $20 million of the cash consideration will be placed in escrow to satisfy the indemnification obligations of Seller. Seller has also agreed, during the period between the execution of the Purchase Agreement and the consummation of the Acquisitions, (i) to cause Cannery and Eastside to carry on their business in the ordinary course of business consistent with past practice and (ii) not to solicit proposals regarding alternate transactions and not to engage in discussions concerning, furnish information with respect to or enter into any agreement with any third party concerning such alternative transactions.

Item 7.01.	Regulation FD Disclosure.

On April 25, 2016, Boyd issued a press release announcing the transactions. Boyd will discuss the transactions during its scheduled first-quarter 2016 earnings conference call on Tuesday, April 26 at 5:00 p.m. Eastern. The press release is attached hereto as Exhibit 99.1 and is incorporated herein in their entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release.

# # # #

Important Information Regarding Forward-Looking Statements

This Current Report on Form 8-K contains, or may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the transactions contemplated by the Purchase Agreement, Boyd’s expectations regarding the timing of closing, the potential benefits to be achieved from the acquisition of the Cannery assets, including EBITDA expectations, expectations regarding the Cannery assets to be cash flow positive and accretive to Boyd’s earnings, the expected cost synergies at the properties, and any statements or assumptions underlying any of the foregoing. These forward-looking statements are based upon the current beliefs and expectations of management and involve certain risks and uncertainties, including (without limitation) the possibility that the transactions contemplated by the definitive agreement will not close on the expected terms (or at all), or that Boyd is unable to successfully integrate the acquired assets or realize the expected synergies or that the properties will be cash flow positive or accretive to Boyd’s earnings as anticipated; litigation, antitrust matters or the satisfaction or waiver of any of the closing conditions that could delay or prevent the closing; and changes to the financial conditions of the parties, or the credit markets, or the economic conditions in the areas in which they operate. Additional factors are discussed in “Risk Factors” in Boyd’s Annual Report on Form 10-K for the year ended December 31, 2015, and in Boyd’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this press release are made as of the date hereof, based on information available to Boyd as of the date hereof, and Boyd assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 25, 2016	Boyd Gaming Corporation

	By:	/s/ Josh Hirsberg
Josh Hirsberg
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release.